UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2005

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO                      64111

(Address of Principal Executive Offices)                 (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

This Amendment No. 1 amends the Current Report on Form 8-K of H&R Block, Inc. (the “Company”), filed on August 15, 2005, to: (i) include a description of the relationships between the Company and the parties to the Amended Credit Facility and the New Credit Facility; and (ii) incorporate by reference the Item 1.01 disclosure into Item 2.03.

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2005, Block Financial Corporation ("BFC"), a wholly owned subsidiary of H&R Block, Inc. (the “Company”), entered into a $1,000,000,000 Amended and Restated Five-Year Credit and Guarantee Agreement (“Amended Credit Facility”) and a new $1,000,000,000 Five-Year Credit and Guarantee Agreement (the "New Credit Facility"). The parties to both the Amended Credit Facility and the New Credit Facility are BFC, the Company, various bank lenders, Bank of America, N.A., HSBC Bank USA, National Association, and Royal Bank of Scotland PLC, as Syndication Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. BFC is the borrower under both the Amended Credit Facility and the New Credit Facility and its obligations under both Credit Facilities are guaranteed by the Company. The Amended Credit Facility amends and restates the Five-Year Credit and Guarantee Agreement dated as of August 11, 2004, filed as exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended July 31, 2004. The New Credit Facility effectively replaces the 364-Day Credit and Guarantee Agreement dated as of August 11, 2004, which expired on August 10, 2005. The Amended Credit Facility and the New Credit Facility have substantially similar terms, which are summarized below.

Funds available under the Amended Credit Facility and the New Credit Facility may be used for paying at maturity commercial paper issued by BFC from time to time, for general corporate purposes, or for working capital needs.

The Amended Credit Facility and the New Credit Facility, unless extended, will both expire on August 9, 2010, at which time all outstanding amounts under such facilities will be due and payable.

The Amended Credit Facility and the New Credit Facility contain representations, warranties, covenants and events of default customary for financings of this type, including, without limitation, a covenant requiring the Company to maintain an Adjusted Net Worth of at least $1,000,000,000 at the last day of any fiscal quarter and covenants restricting the Company’s and BFC’s ability to incur additional debt, incur liens, merge or consolidate with other companies, sell or dispose of their respective assets (including equity interests), liquidate or dissolve, make investments, loans, advances, guarantees and acquisitions, and engage in certain transactions with affiliates.

In the event of a default by the Company or BFC under the Amended Credit Facility or the New Credit Facility, the Administrative Agent may, or at the direction of the requisite lenders shall, terminate such Credit Facility and declare the loans then outstanding, together with any accrued interest thereon and all fees and other obligations of the Company and BFC under such Credit Facility, to be due and payable immediately.

Certain of the lenders named above, directly or through affiliates, have pre-existing relationships with the Company and its affiliates, including: (i) Option One Mortgage Corporation, a wholly owned subsidiary of the Company, has entered into off-balance sheet financing arrangements with JPMorgan Chase Bank, N.A., Lehman Brothers Bank, Bank of America, N.A., UBS Real Estate Securities, Inc., Greenwich Capital Financial Products, Inc. and Steamboat Funding Corporation (the “OOMC Warehouse Agreements”); (ii) refund anticipation loans are offered to the Company’s tax preparation clients by a designated bank through a contractual relationship with HSBC Holdings plc. In addition, certain of the lenders, as well as certain of their respective affiliates, have performed, and may in the future perform, for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 hereby is incorporated into Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	August 22, 2005	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary